Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Supertel Hospitality, Inc., on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Paul J. Schulte, President and Chief Executive Officer of Supertel Hospitality, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Supertel Hospitality, Inc. at the dates and for the periods indicated.

March 30, 2006	/s/ Paul J. Schulte
Paul J. Schulte
President and Chief Executive Officer

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Supertel Hospitality, Inc., on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Donavon A. Heimes, Chief Financial Officer, Treasurer, and Secretary of Supertel Hospitality, Inc., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Supertel Hospitality, Inc. at the dates and for the periods indicated.

March 30, 2006	/s/ Donavon A. Heimes
Donavon A. Heimes
Chief Financial Officer, Treasurer and Secretary